LPHI Announces Quarterly Cash Dividend

WACO, TX — May 7, 2009 — Life Partners Holdings, Inc. (Nasdaq GS: LPHI),  parent company of Life Partners, Inc., announced today that its board has authorized a dividend payment of $0.07 cents per share to shareholders of record as of May 20, 2009 to be paid on or about June 1, 2009.  This quarterly shareholder dividend is an increase of 25% over the same quarter last year when adjusted for the recent 5-for-4 stock split.

LPHI CEO, Brian D. Pardo said, “This dividend is a demonstration of our continued success and our growth in earnings. In today’s market, shareholders are looking for tangible signs of strength and stability.  Nothing demonstrates those characteristics better than a steady history of dividend payments.”

Life Partners will file its annual Form 10-K next week and has previously released preliminary results for the year on March 16, 2009.

Life Partners is the world's oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called "life settlements". Since its incorporation in 1991, Life Partners has completed over 84,000 transactions for its worldwide client base of over 22,000 high net worth individuals and institutions in connection with the purchase of over 6,000 policies totaling over $1.8 billion in face value.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, the growth in the life settlement market and our growth within that market, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements.  For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com

Visit our website at: www.lphi.com

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